Contacts:	Marissa Vidaurri
Investor Relations
(512) 683-6873

National Instruments Reports Q2 2016 Revenue of $306 Million
Continued Success in Next-Generation 5G Wireless Research
Q2 2016 Highlights
•	Revenue of $306 million, up 1 percent year over year in U.S. dollar terms with core revenue up 3 percent year over year
•	GAAP gross margin of 75 percent, up 120 basis points sequentially
•	Non-GAAP gross margin of 76 percent, up 110 basis points sequentially
•	Fully diluted GAAP EPS of $0.15 and fully diluted non-GAAP EPS of $0.23
•	Currency volatility in Q2 resulted in a $0.01 per share loss on foreign exchange
~~•~~	EBITDA of $45 million
•	Cash and short-term investments of $340 million as of June 30, 2016

AUSTIN, Texas – July 27, 2016 – National Instruments (Nasdaq: NATI) today announced Q2 2016 revenue of $306 million, up 1 percent year over year in U.S. dollar terms with core revenue up 3 percent year over year. The company's definition of core revenue is GAAP revenue excluding the impact of NI's largest customer and the impact of foreign currency exchange. A reconciliation of GAAP revenue to core revenue is included with this news release.

In Q2 2016, NI received $18 million in orders from its largest customer compared with $10 million in orders from this customer in Q2 2015. Excluding NI's largest customer, the company's total order growth was down 1 percent for the quarter with orders under $20,000 down 3 percent year over year; orders between $20,000 and $100,000 up 8 percent year over year; and orders above $100,000 down 12 percent year over year.

"Our platform-based approach built around highly differentiated software has created a large ecosystem of customers, partners and technologies that are key drivers of the long-term growth and profitability of the company," said James Truchard, NI president, co-founder and CEO. "I am particularly excited about our success in customer applications for prototyping next-generation 5G wireless algorithms and our work with automotive radar for the connected car."

GAAP net income for Q2 was $20 million, with fully diluted earnings per share (EPS) of $0.15, and non-GAAP net income was $29 million, with non-GAAP fully diluted EPS of $0.23. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $45 million.

In Q2, GAAP gross margin was 75 percent and non-GAAP gross margin was 76 percent. Total GAAP operating expenses were $201 million, up 6 percent year over year. Total non-GAAP operating expenses were $194 million, up 5 percent year over year. GAAP operating margin was 9 percent in Q2, with GAAP operating income of $27 million. Non-GAAP operating margin was 13 percent in Q2, with non-GAAP operating income of $38 million.

"I am pleased with our execution in the second quarter despite the revenue headwinds from a weak PMI and currency. Looking forward, we will be focused on increasing our net income while gaining market share through our differentiated platform," said Alex Davern, NI COO and CFO. "We plan to utilize the strategic investments we have already made while managing expenses carefully, and we remain committed to our long-term operating margin targets."

Geographic revenue in U.S. dollar terms for Q2 2016 compared with Q2 2015 was down 10 percent in the Americas and down 2 percent in EMEIA. Revenue growth in APAC was strong at approximately 23 percent year over year. In constant currency terms, revenue was down 9 percent in the Americas, up 4 percent in EMEIA and up 26 percent in APAC. Historical revenue from these three regions can be found on NI's investor website at www.ni.com/nati.

As of June 30, 2016, NI had $340 million in cash and short-term investments. During the quarter, NI paid $26 million in dividends. The NI Board of Directors approved a quarterly dividend of $0.20 per share payable on Sept. 6, 2016, to stockholders of record on Aug. 15, 2016.
The company's non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions and restructuring charges. Reconciliations of the company's GAAP and non-GAAP results are included as part of this news release.

Guidance for Q3 2016
NI currently expects Q3 revenue to be in the range of $291 million to $321 million. Based on current exchange rates, the company expects that the impact of the strengthening U.S. dollar will reduce the company's year-over-year dollar revenue growth rate by approximately 3 percent in Q3. We are expecting our non-GAAP effective tax rate to be approximately 17 percent in Q3 and 23 percent for Q4. In Q3, we expect the tax rate to be positively impacted by release of tax reserves related to prior years. For 2017, we are expecting our non-GAAP effective tax rate to be in the range of 18 percent to 20 percent. The company currently expects that GAAP fully diluted EPS will be in the range of $0.11 to $0.27 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.18 to $0.34.

Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three-month periods ending June 30, 2016 and 2015, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS and expected effective tax rate.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company's operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, and restructuring charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company's performance relative to the company's long-term public performance goals; to allocate resources; and, relative to the company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.
This news release discloses the company's EBITDA for the three- month periods ending June 30, 2016 and 2015. The company believes that including the EBITDA results assists investors in assessing the company's operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release. This news release also discloses the company's core revenue for the three- month periods ending June 30, 2016 and 2015.  The company believes that including its core revenue assists investors in assessing the company's operational performance. A reconciliation of GAAP revenue to core revenue is included with this news release.
Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q2 2016 earnings conference call with NI management today, July 27 at 4:00 p.m. CT at www.ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code 42971306, shortly after the call through July 30 at 11:00 p.m. CT or by visiting the company's website at www.ni.com/call. Presentation materials referred to on the conference call can be found at www.ni.com/nati.
Forward-Looking Statements
This release contains "forward-looking statements" including statements regarding our continued success in 5G wireless research, that our platform-based approach has created a large ecosystem of customers, partners and technologies that are key drivers to our long-term growth and profitability, being excited about our success in customer applications for prototyping next generation 5G wireless algorithms and our work with automotive radar for the connected car, being committed to managing our expenses, revenue headwinds from a weak PMI and currency, being focused on increasing our net income while gaining market share through our differentiated platform, plan to utilize the strategic investments we have already made while managing expenses carefully and remain committed to our long-term operating margin targets, expecting Q3 revenue to be in the range of $291 million to $321 million, that the impact of the strengthening of the U.S. dollar will reduce the company's year-over-year dollar revenue growth rate by approximately 3 percent in Q3, that we are expecting our non-GAAP effective tax rate to be approximately 17 percent in Q3 and 23 percent for Q4, that we expect the tax rate in Q3 to be positively impacted by release of tax reserves related to prior year, that for 2017 we are expecting our non-GAAP effective tax rate to be in the range of 18 percent to 20 percent, and our guidance for GAAP fully diluted EPS and non-GAAP fully diluted EPS for Q3.  These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in demand for NI products including orders from NI's largest customer, the company's ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2015, its Form 10-Q for the quarter ended March 31, 2016; and the other documents it files with the SEC for other risks associated with the company's future performance.

About NI
Since 1976, NI (www.ni.com) has made it possible for engineers and scientists to solve the world's greatest engineering challenges with powerful, flexible technology solutions that accelerate productivity and drive rapid innovation. Customers from a wide variety of industries – from healthcare to automotive and from consumer electronics to particle physics – use NI's integrated hardware and software platform to improve the world we live in. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$285,261	$251,129
Short-term investments	55,063	81,789
Accounts receivable, net	222,243	216,244
Inventories, net	194,585	185,197
Prepaid expenses and other current assets	63,502	65,381
Total current assets	820,654	799,740

Property and equipment, net	257,868	257,853
Goodwill	260,224	257,718
Intangible assets, net	108,241	108,196
Other long-term assets	26,302	30,349
Total assets	$1,473,289	$1,453,856

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$50,724	$50,970
Accrued compensation	31,071	27,956
Deferred revenue - current	116,202	112,283
Accrued expenses and other liabilities	23,374	11,756
Other taxes payable	32,869	37,250
Total current liabilities	254,240	240,215

Long-term debt	40,000	37,000
Deferred income taxes	37,751	44,673
Liability for uncertain tax positions	12,823	11,974
Deferred revenue - long-term	28,066	27,708
Other long-term liabilities	9,218	10,565
Total liabilities	382,098	372,135

Stockholders' equity:
Preferred stock	-	-
Common stock	1,286	1,275
Additional paid-in capital	744,800	717,705
Retained earnings	374,190	400,831
Accumulated other comprehensive income (loss)	(29,085)	(38,090)
Total stockholders' equity	1,091,191	1,081,721
Total liabilities and stockholders' equity	$1,473,289	$1,453,856

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net sales:
Product	$278,530	$273,807	$537,963	$535,381
Software maintenance	27,575	27,984	55,319	55,923
Total net sales	306,105	301,791	593,282	591,304

Cost of sales:
Product	75,194	75,621	149,404	150,502
Software maintenance	2,314	1,054	4,250	2,509
Total cost of sales	77,508	76,675	153,654	153,011

Gross profit	228,597	225,116	439,628	438,293

Operating expenses:
Sales and marketing	116,361	111,855	229,568	221,408
Research and development	59,839	55,409	119,179	115,929
General and administrative	25,130	23,165	49,770	46,136
Total operating expenses	201,330	190,429	398,517	383,473

Operating income	27,267	34,687	41,111	54,820

Other income (expense):
Interest income	258	341	511	694
Net foreign exchange loss	(1,285)	(577)	(711)	(2,251)
Other (expense) income, net	53	25	(2,353)	653

Income before income taxes	26,293	34,476	38,558	53,916

Provision for income taxes	6,493	9,534	9,460	13,970

Net income	$19,800	$24,942	$29,098	$39,946

Basic earnings per share	$0.15	$0.19	$0.23	$0.31
Diluted earnings per share	$0.15	$0.19	$0.23	$0.31

Weighted average shares outstanding -
basic	128,282	128,682	127,938	128,363
diluted	128,746	129,337	128,429	129,013

Dividends declared per share	$0.20	$0.19	$0.40	$0.38

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Six Months Ended June 30,
	2016	2015

Cash flow from operating activities:
Net income	$29,098	$39,946
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,217	36,502
Stock-based compensation	13,497	12,745
Tax expense/(benefit) expense from deferred income taxes	(2,927)	(1,561)
Tax benefit from stock option plans	(439)	(937)
Net change in operating assets and liabilities	6,213	(35,912)
Net cash provided by operating activities	83,659	50,783

Cash flow from investing activities:
Capital expenditures	(20,970)	(20,626)
Capitalization of internally developed software	(15,406)	(11,446)
Additions to other intangibles	(689)	(520)
Acquisitions, net of cash received	(549)	(24,523)
Purchases of short-term investments	(5,008)	(29,649)
Sales and maturities of short-term investments	31,734	36,796
Net cash used by investing activities	(10,888)	(49,968)

Cash flow from financing activities:
Proceeds from revolving line of credit	15,000	-
Principal payments on revolving line of credit	(12,000)	-
Proceeds from issuance of common stock	14,830	14,416
Repurchase of common stock	(5,635)	(8,545)
Dividends paid	(51,273)	(48,869)
Tax benefit from stock option plans	439	937
Net cash used by financing activities	(38,639)	(42,061)

Net change in cash and cash equivalents	34,132	(41,246)
Cash and cash equivalents at beginning of period	251,129	274,030
Cash and cash equivalents at end of period	$285,261	$232,784

Detail of GAAP charges related to stock-based compensation, amortization of acquisition intangibles, acquisition related transaction costs, restructuring charges, foreign exchange loss on acquisitions and taxes levied on the transfer of acquired intellectual property (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2016	2015	2016	2015
Stock-based compensation:
Cost of sales	$539	$472	$1,087	$928
Sales and marketing	2,851	2,806	5,787	5,449
Research and development	2,369	2,171	4,718	4,632
General and administrative	935	904	1,843	1,735
Provision for income taxes	(2,016)	(1,920)	(4,110)	(3,486)
Total	$4,678	$4,433	$9,325	$9,258

Amortization of acquisition intangibles:
Cost of sales	$2,980	$2,640	$6,022	$5,215
Sales and marketing	820	438	1,639	876
Research and development	278	318	539	662
Other income, net	-	149	-	303
Provision for income taxes	237	(1,155)	458	(2,317)
Total	$4,315	$2,390	$8,658	$4,739

Acquisition transaction costs, restructuring charges, and other:
Cost of sales	$74	$232	$179	$805
Sales and marketing	42	-	99	-
Research and development	153	-	411	-
General and administrative	190	4	220	205
Foreign exchange loss on acquisition	-	-	94	-
Taxes levied on transfer of acquired intellectual property	-	-	2,475	-
Provision for income taxes	(160)	(82)	(1,202)	(331)
Total	$299	$154	$2,276	$679

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Reconciliation of Gross Profit to Non-GAAP Gross Profit:
Gross profit, as reported	$228,597	$225,116	$439,628	$438,293
Stock-based compensation	539	472	1,087	928
Amortization of acquisition intangibles	2,980	2,640	6,022	5,215
Acquisition transaction costs and restructuring charges	74	232	179	805
Non-GAAP gross profit	$232,190	$228,460	$446,916	$445,241
Non-GAAP gross margin	75.9%	75.7%	75.3%	75%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses:
Operating expenses, as reported	$201,330	$190,429	$398,517	$383,473
Stock-based compensation	(6,155)	(5,881)	(12,348)	(11,816)
Amortization of acquisition intangibles	(1,098)	(756)	(2,178)	(1,538)
Acquisition transaction costs and restructuring charges	(385)	(4)	(730)	(205)
Non-GAAP operating expenses	$193,692	$183,788	$383,261	$369,914

Reconciliation of Operating Income to Non-GAAP Operating Income:
Operating income, as reported	$27,267	$34,687	$41,111	$54,820
Stock-based compensation	6,694	6,353	13,435	12,744
Amortization of acquisition intangibles	4,078	3,396	8,200	6,753
Acquisition transaction costs and restructuring charges	459	236	909	1,010
Non-GAAP operating income	$38,498	$44,672	$63,655	$75,327
Non-GAAP operating margin	12.6%	14.8%	10.7%	12.7%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes:
Income before income taxes, as reported	$26,293	$34,476	$38,558	$53,916
Stock-based compensation	6,694	6,353	13,435	12,744
Amortization of acquisition intangibles	4,078	3,545	8,200	7,056
Acquisition transaction costs and restructuring charges	459	236	909	1,010
Foreign exchange loss on acquisitions	-	-	94	-
Taxes levied on transfer of acquired intellectual property	-	-	2,474	-
Non-GAAP income before income taxes	$37,524	$44,610	$63,670	$74,726

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes:
Provision for income taxes, as reported	$6,493	$9,534	$9,460	$13,970
Stock-based compensation	2,016	1,920	4,110	3,486
Amortization of acquisition intangibles	(237)	1,155	(458)	2,317
Acquisition transaction costs and restructuring charges	160	82	1,202	331
Non-GAAP provision for income taxes	$8,432	$12,691	$14,314	$20,104

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income, as reported	$19,800	$24,942	$29,098	$39,946
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	4,678	4,433	9,325	9,258
Amortization of acquisition intangibles, net of tax effect	4,315	2,390	8,658	4,739
Acquisition transaction costs, restructuring charges, foreign exchange loss on acquisition, and taxes levied on transfer of acquired intellectual property, net of tax effect	299	154	2,276	679
Non-GAAP net income	$29,092	$31,919	$49,357	$54,622

Basic EPS, as reported	$0.15	$0.19	$0.23	$0.31
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.07	0.08
Impact of amortization of acquisition intangibles, net of tax effect	0.03	0.02	0.07	0.04
Impact of acquisition transaction costs, restructuring charges, foreign exchange loss on acquisition, and taxes levied on transfer of acquired intellectual property, net of tax effect	0.01	-	0.02	-
Non-GAAP basic EPS	$0.23	$0.25	$0.39	$0.43

Diluted EPS, as reported	$0.15	$0.19	$0.23	$0.31
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.07	0.07
Impact of amortization of acquisition intangibles, net of tax effect	0.03	0.02	0.07	0.04
Impact of acquisition transaction costs, restructuring charges, foreign exchange loss on acquisition, and taxes levied on transfer of acquired intellectual property, net of tax effect	0.01	-	0.01	-
Non-GAAP diluted EPS	$0.23	$0.25	$0.38	$0.42

Weighted average shares outstanding:
Basic	128,282	128,682	127,938	128,363
Diluted	128,746	129,337	128,429	129,013

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income, as reported	$19,800	$24,942	$29,098	$39,946
Adjustments to reconcile net income to EBITDA:
Interest income, net	(78)	(341)	(141)	(694)
Tax expense	6,493	9,534	9,460	13,970
Depreciation and amortization	18,785	18,578	38,217	36,502
EBITDA	$45,000	$52,713	$76,634	$89,724

Weighted average shares outstanding - Diluted	128,746	129,337	128,429	129,013

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three months ended
	Sept. 30, 2016

	Low	High
GAAP Fully Diluted EPS, guidance	$0.11	$0.27
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.03	0.03

Non-GAAP diluted EPS, guidance	$0.18	$0.34

National Instruments
Reconciliation of GAAP Revenue to Core Revenue
(unaudited)

Three Months Ended,
June 30,
2016
YoY GAAP revenue growth, as reported	$1.4%
Effect of excluding our current largest customer	-1.7%
YoY GAAP revenue growth, excluding our largest customer	-0.3%
Effect of excluding the impact of foreign currency exchange	3.0%
YoY Core revenue growth	$2.7%

National Instruments
Reconciliation of GAAP Revenue to Core Revenue Guidance
(unaudited)

Three Months Ended
Sept. 30,
2016
Estimated YoY GAAP revenue growth, as reported	$2.0%
Estimated effect of excluding our current largest customer	0.0%
Estimated YoY GAAP revenue growth, excluding our largest customer	2.0%
Estimated effect of excluding the impact of foreign currency exchange	3.0%
Estimated YoY Core revenue growth	$5.0%